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                                                                  EXHIBIT (9)(a)


                           TRANSFER AGENT AGREEMENT

                                BY AND BETWEEN

                          USAA LIFE INVESTMENT TRUST

                                      AND

                          USAA LIFE INSURANCE COMPANY
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                           TRANSFER AGENT AGREEMENT


     AGREEMENT made as of this 16th day of December, 1994 by and between the USAA Life Investment Trust (the "Trust"), a Delaware trust, and USAA Life Insurance Company (the "Company"), a stock life insurance company organized under the laws of the State of Texas.

                               WITNESSETH THAT:

     WHEREAS, the Company will be the issuer of certain variable annuity contracts (the "Contracts"), will fund the Contracts through the Separate Account of USAA Life Insurance Company (the "Account"), wishes to invest the assets of the Account in shares of beneficial interest (the "shares") of the Trust for the benefit of the owners of the Contracts (the "Contractowners"), and wishes to have the Company provide, directly or through agents, transfer agent services to the Trust; and

     WHEREAS, the Company will serve as the depositor of the Account, which is a unit investment trust registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), and the security interests deemed to be issued by the Account under the Contracts will be registered as securities under the Securities Act of 1933 (the "1933 Act"); and

     WHEREAS, the Trust will be an open-end management investment company established to make its shares available for purchase exclusively by the Account and intends to offer shares of the USAA Life Variable Annuity Money Market Fund, the USAA Life Variable Annuity Income Fund,
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the USAA Life Variable Annuity Growth and Income Fund, the USAA Life Variable
Annuity World Growth Fund, and the USAA Life Variable Annuity Diversified Assets Fund (such funds, together with all other funds subsequently established by the Trust and made subject to this Agreement in accordance with section 16 hereof, being hereinafter referred to as the "Funds") to corresponding subaccounts of the Account funding the Contracts issued by the Company, another separate account(s) that USAA Life may establish in the future to fund variable insurance products issued by the Company, or directly to the Company (the "shareholders") and wishes to have the Company provide, directly or through agents, transfer agent services to the Trust; and

     WHEREAS, the Trust wishes to have the Company provide, directly or through agents, transfer agent services to the Trust, and the Company, pursuant to this authority, has entered into a third party administration agreement with Vantage Computer Systems, Inc. ("Vantage"), pursuant to which the Company has appointed Vantage as recordkeeping service agent for the Contracts and the Trust; and

     WHEREAS, the Trust will be an investment company registered as an investment company under the 1940 Act and whose shares will be registered as securities under the 1933 Act; and

     WHEREAS, USAA IMCO, as an indirect subsidiary of the Company's parent, has agreed to serve as investment adviser for the Trust pursuant to an investment advisory agreement with the Trust that provides for USAA IMCO to provide certain accounting services to the Trust, including the valuation of the assets of each Fund and USAA; and

     WHEREAS, the Company, the Trust and USAA IMCO have entered into an underwriting and administrative services agreement, pursuant to which the Trust has appointed USAA IMCO as
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the principal underwriter and distributor of the Trust to sell its shares to the
Separate Account; pursuant to which the Company or its agent, on behalf of USAA IMCO, will keep for the Trust certain records regarding contributions, or withdrawals, from the Separate Account investing in the Trust, as well as all other records required by the Securities Exchange Act of 1934 and rules thereunder with respect to the issuance, redemption or repurchase of the shares; and pursuant to which the Company will provide certain management, administrative, legal, clerical, accounting and recordkeeping services to the Trust not provided through other agreements;

     NOW THEREFORE, in consideration of the Trust's making its shares available for purchase by the Company for its Account, for the Company's providing transfer agent services to the Trust, for the Trust's reimbursing the Company for all expenses it incurs in performing services hereunder, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Trust appoints the Company as Transfer Agent for the shares and Dividend Disbursing Agent for the Trust, and the Company accepts said appointment, subject to the following terms and conditions:

1.  DOCUMENTS

     (a) In connection with the appointment of the Company as Transfer Agent, the Trust shall file with the Company the following documents:

          (i) A certified copy of the Certificate of Trust of the Trust and any amendments thereto;

          (ii) A certified copy of the Master Trust Agreement of the Trust and any amendments thereto;
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          (iii)  A certified copy of the By-Laws of the Trust as amended to date;

          (iv) A copy of the resolution of the Board of Trustees of the Trust authorizing this Agreement; and

          (v) An opinion of counsel for the Trust with respect to the validity of the shares, the number of shares authorized, the number of shares allocated to each Fund, the status of redeemed or repurchased shares and the number of shares of each Fund with respect to which a registration statement under the 1933 Act has been filed and is in effect.

     (b) The Trust will also furnish to the Company from time to time the following documents:

          (i) Each resolution of the Board of Trustees of the Trust authorizing the original issue of the shares or affecting the status of redeemed or repurchased shares;

          (ii) Each registration statement filed with the Securities and Exchange Commission under the 1933 Act or under the 1940 Act and amendments thereof, orders relating thereto and prospectuses and statements of additional information (hereinafter collectively referred to as "prospectus") in effect with respect to the sale of the shares;

          (iii) A certified copy of each amendment to the Certificate of Trust, the Master Trust Agreement or the By-Laws of the Trust;

          (iv) Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to the Transfer Agent; and

          (v) Such other documents or opinions which the Company may, in its discretion, reasonably deem necessary or appropriate in the proper performance of its duties.
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2.  AUTHORIZED SHARES

     The Trust certifies to the Company that as of the close of business on the date of this Agreement, it has authorized an unlimited number of shares and certifies that by virtue of its Certificate of Trust, its Master Trust Agreement, and the provisions of the laws of the state of its organization, shares that are redeemed or repurchased by the Trust from the holder will be restored to the status of authorized and unissued shares.

3.  THE COMPANY TO ISSUE AND REGISTER SHARES

     The Company shall issue and record the issuance of the shares. The Company shall notify the Trust and its "Custodian" (which term, whenever used herein, shall mean each Custodian for the one or more Funds affected by the transaction referred to) of every issuance, which notice shall include the date, name of Fund, number of shares, and dollar amount of the transaction.

     The Company shall compute the number of shares issuable in the case of an order for a dollar amount of shares (or the purchase price in the case of an order for a specific number of shares) at the net asset value per share for the Trust, as described in the then-current prospectus or statement of additional information (collectively, the "prospectus") of the Trust, unless the Board of Trustees of the Trust should otherwise direct.

4.  NOTICE OF DISTRIBUTION
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     The Trust shall promptly inform the Company of the declaration of any dividend or distribution on account of the shares, including the amount per share, record date, date payable and name of Fund.

5.  DISTRIBUTIONS

     The Company shall act as Dividend Disbursing Agent for the Trust, and, as such, in accordance with the provisions of the Certificate of Trust, the Master Trust Agreement and the then-current prospectus of the Trust, shall distribute or credit income and capital gain payments to shareholders. The Trust will notify the Company of and cause the Custodian to make available to the Company out of the assets of the appropriate Fund, the amount of any such payment to be paid out in cash. The Company shall process the reinvestment of distributions in each Fund at the net asset value per share for that Fund next computed after the payment, in accordance with the then-current prospectus of the Trust. The Company shall notify the Trust and the Custodian as to the number, name of Fund, dollar amount and date of issue of shares by reinvestment of each distribution.

6.  REDEMPTIONS AND REPURCHASES

     The Company shall process each redemption or repurchase of shares at the net asset value per share of that Fund, as described in the then-current prospectus of the Trust, unless the Board of Trustees of the Trust should otherwise direct. Where redemption or repurchase of a dollar amount is required, the Company shall calculate the number of shares to be redeemed or repurchased so as to provide the shareholder with the dollar value required, and where a stated number of shares is
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required, the Company shall compute the dollar amount of the proceeds. In either case, the Company shall notify the Trust of the number and the name of the Fund out of which the shares are to be redeemed or repurchased, and the dollar amount and date of the redemption or repurchase and shall direct the Trust to make the required amount of proceeds available to the shareholder out of the assets of that Fund. The Trust shall cause the Custodian to make such proceeds available not more than seven calendar days after receipt of the redemption or repurchase request.

7.  PROCESSING TRANSACTIONS

     In calculating the number of shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase proceeds owed, the Company shall use the net asset value per share computed by the Custodian or such other person as may be designated by the Board of Trustees of the Trust.

     The authority of the Company to process purchases, reinvestments, redemptions and repurchases shall be suspended upon receipt of notification by it of the suspension of the determination of the net asset value of the Trust, until such suspension has been lifted.

8. BOOK AND RECORDS

     (a) With respect to each Fund, the Company shall maintain records showing for each shareholder's account the following:
          (i)  Names, address and tax identifying numbers;

          (ii)  Number of shares of the Fund held;
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          (iii)  Historical information regarding transactions with respect to the Fund, including purchases, redemptions, dividends and distributions, transfers, and any other transactions, with date and price for all transactions;

          (iv)  Any stop or restraining order placed against the account;

          (v) Correspondence relating to the current maintenance of the account;

          (vi) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement; and

          (vii) Such other records as the Trust may from time to time reasonably request and any other document pertinent to the above.

     Any such records required to be maintained by Rule 31a-1 of the General Rules and Regulations under the 1940 Act shall be preserved by the Company for the periods prescribed in Rule 31a-2 of said rules. Such record retention shall be at the expense of the Company and records may be inspected by the Trust or its designees at reasonable times, and, upon reasonable request of the Trust, copies of records shall be provided at the Company's expense to the Trust or its designee. The Company may, at its option at any time, and shall forthwith upon the demand of the Trust, turn over to the Trust and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Trust, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Trust, or destroyed in accordance with the authorization of the Trust.
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     Any such records required to be maintained by Delaware Business Trust Act shall be maintained by the Company upon the terms thereunder.

     Any such records maintained by the Company pursuant to this Agreement are deemed to be the property of the Trust and will be promptly surrendered or made available to the Trust or its designee, without charge, except for reimbursement of expenses for surrender of such documents, upon request by the Trust or upon termination of this Agreement.

     (b) The Company and the Trust agree that all books, records, information and data pertaining to the business of the other party that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

9. INFORMATION TO BE FURNISHED

     The Company shall furnish to the Trust such other information, including statistical information, as needed to implement the provisions of this Agreement and as may be agreed upon from time to time.

     The Company shall report to the Trust regarding its performance under this Agreement as may be reasonably requested by the Trust.

     The Trust shall furnish to the Company such instructions and other information as are needed to implement the provisions of this Agreement and as may be agreed upon from time to time.
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10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

     As between the Trust and the Company in its capacity as Transfer Agent, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust and for complying with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over the Trust, except as may be specifically provided herein.

11. FORCE MAJEURE

     The Company shall not be liable for loss of data occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply. The Company shall use its best efforts to minimize the likelihood of such damage, loss of data, delays or errors resulting from uncontrollable events, and if such damage, loss of data, delays or errors occur, the Company shall use its best efforts to mitigate the effects of such occurrence.

12. STANDARD OF CARE AND INDEMNIFICATION

     (a) The Company shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors; provided, that the Company shall indemnify and hold the Trust harmless from all loss, cost, damage, and expense,
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including reasonable attorneys' fees, incurred by the Trust as a result of the
Company's negligence, bad faith, or willful misfeasance in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents and employees, in the performance of this Agreement.

     (b) The Trust shall indemnify and hold the Company harmless from all loss, cost, damage and expense, including reasonable attorneys' fees incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, or the functions of Transfer and Dividend Disbursing Agent or as a result of acting upon any instruction reasonably believed by it to have been properly executed by a duly authorized officer of the Trust, or upon any information, data, records or documents provided the Company or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Trust; provided, that this indemnification shall not apply to actions or omissions of the Company in cases of its own negligence, bad faith or willful misfeasance in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents and employees, in the performance of this Agreement.

     In order that the indemnification provision contained in this section 12(a) or that in section 12(b) shall apply, however, it is understood that if in any case the one party (the "Indemnitor") may be asked to indemnify or save the other party (the "Indemnitee") harmless, the Indemnitor shall be fully and promptly advised of all pertinent facts concerning the matters in question, and it is further understood that the Indemnitee will use all reasonable care to identify and notify the Indemnitor promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Indemnitor. The Indemnitor shall have the option to
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defend the Indemnitee against any claim which may be the subject of this indemnification, and in the event that the Indemnitor so elects, it will so notify the Indemnitee, and thereupon the Indemnitor shall take over complete defense of the claim, and the Indemnitee shall in such situations incur no further legal or other expenses for which it shall seek or be entitled to indemnification under this section. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor will be asked to indemnify the Indemnitee except with the Indemnitor's prior written consent.

     (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

13. FURTHER ACTIONS
     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

14. ADDITIONAL PORTFOLIOS

     In the event that the Trust establishes one or more Funds in addition to the five initial Funds with respect to which it desires to have the Company render services as Transfer Agent and Dividend Disbursing Agent under the terms hereof, it shall so notify the Company in writing, and if the Company agrees in writing to provide such services, such Fund shall become a Fund hereunder. The Company shall not unreasonably withhold approval of such new Fund.
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15. ASSIGNMENT

     (a) The Company may not assign this Agreement or delegate any of its responsibilities hereunder without the express written consent of the Trust.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

16. DELAWARE LAW TO APPLY

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

17. AMENDMENT AND TERMINATION

     This Agreement may be modified or amended from time to time by written agreement between the parties hereto. This Agreement may be terminated at any time by not less than one hundred twenty (120) days' written notice given by one party to the other.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                              USAA LIFE INVESTMENT TRUST



                              BY: /s/_____________________________
                                  EDWIN L. ROSANE
                                  President
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ATTEST:



/s/_________________________
R.T. HALINSKI, JR.
Assistant Secretary


                              USAA LIFE INSURANCE COMPANY


                              BY: /s/_____________________________
                                       EDWIN L. ROSANE
                                          President


ATTEST:


/s/_________________________
R.T. HALINSKI, JR.
Assistant Secretary